Exhibit 10.1

As of February 14, 2006

VIA OVERNIGHT COURIER AND FAX - 435-615-4780

Grand Summit Resort Properties, Inc.
136 Heber Avenue, Suite 303
Park City, Utah 84098
Attention:  Helen Wallace

VIA OVERNIGHT COURIER AND FAX - 207-791-2607

Grand Summit Resort Properties, Inc.
One Monument Way
Portland, Maine 04104
Attn:  General Counsel

Re:  Modification to the existing terms and conditions for the Steamboat auction

Dear Ladies and Gentlemen:

Pursuant to the Steamboat auction scheduled for Saturday, March 18, 2006 (the "March 2006 Auction"), Textron Financial Corporation ("TFC" or "Textron Financial") requested and received approval for the following terms and conditions:

Waiver of the 3/31/06 paydown requirement: GSRP's Senior Loan Facility is required to be paid down to $5.0 million as of March 31, 2006. However, with the announcement of the March 2006 Auction and assuming that said auction is so held, no further significant sales volume is expected and TFC hereby waives the $5.0 million requirement for March 31, 2006. The Senior Loan Facility is required to be paid down to $0 at June 30, 2006, which is also the maturity date of such facility, and that requirement is not being changed and will remain in effect.

Reset the Minimum Release Prices: In connection with and solely for the March 2006 Auction, TFC has redetermined the Release Prices for the unsold Steamboat residential inventory to 85% of gross auction day sale price per interest sold, provided that, if the March 2006 Auction should result in a cumulative (on-the-run) discount of more than 50% from list prices, in TFC's sole discretion, then TFC reserves the right to rescind such redetermination and re-impose the existing Release Price requirements, except with respect to the interests sold on an absolute basis. To the extent that any auction sales are to be financed and the resulting notes purchased under the Note Purchase Agreement, it should be highlighted that the reserve under the Note Purchase Agreement will not be funded with Release Price proceeds but instead through Borrower's excess cash flow.

Modify the terms of the Purchase Facility: Effective 30 days from the date hereof, RFD will make available to you the following terms under the Note Purchase Agreement (the Note Purchase Agreement continues to be a fully discretionary facility):



--------------------------------------------------------------------------------
                                     Fractional                Whole Units
--------------------------------------------------------------------------------
Maximum Loan Balance                 $100,000                  $400,000
--------------------------------------------------------------------------------
Interest Rate                        6.99% year one            6.49% year one
                                     8.99% thereafter          8.49% thereafter
--------------------------------------------------------------------------------
Reserve Amount                       5%                        3%
--------------------------------------------------------------------------------
Down Payment                         20%                       20%
--------------------------------------------------------------------------------
Maximum Term                         10 year                   15 year
--------------------------------------------------------------------------------
Amortization                         10 or 15 year             15 or 20 year
--------------------------------------------------------------------------------
Minimum FICO Score                   680                       700
--------------------------------------------------------------------------------
Maximum Debt to Income Ratio         40%                       38%
--------------------------------------------------------------------------------

Allow the first 100 interests to be sold on an absolute basis: In connection with the March 2006 Auction, TFC confirms its consent to the sale of no more than 100 eighth share fractional interests on an absolute auction basis, provided that TFC is satisfied with the mix of fractional interests to be so offered. While TFC is willing to consider additional lots of eighth share fractional interests to be offered on an absolute auction basis, it reserves its right to approve each such lot on a case-by-case basis at the March 2006 Auction.

The effectiveness of the terms in this letter is subject to documentation in form and substance satisfactory to TFC.

Please execute and return to us a copy of this letter attached hereto to reflect your confirmation of, and agreement with respect to, the foregoing, whereupon this letter shall then become effective, provided that you shall be deemed to have been validly informed of the terms of the purchase facility referred to above and the same shall become effective 30 days from the date hereof (subject to satisfactory documentation). If we shall have not received an executed copy of this letter from you by February 16, 2006, this letter and its contents contained herein shall be deemed null and void.


                                      TEXTRON FINANCIAL
                                      CORPORATION, as Administrative Agent on
                                      behalf of the Lenders, and on its own
                                      behalf as the Special Subordinated Lender and Textron Business Services, Inc., as Buyer under the Note Purchase Agreement

                                      By /s/ Robert V. Bellacosa
                                      --------------------------
                                      Name:  Robert V. Bellacosa
                                      Title: Vice President

CONFIRMED AND AGREED TO:

GRAND SUMMIT RESORT PROPERTIES, INC.

By: /s/ Foster A. Stewart
-------------------------
Name:   Foster A. Stewart
Title:  Senior Vice President